UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

April 14, 2023

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

The Superior Court of the State of Arizona in and for the County of Maricopa has granted preliminary approval of the proposed settlement of shareholder derivative actions against certain current and former directors and officers of Microchip Technology Incorporated (“Microchip”), captioned Reid v. Sanghi, et al., Case No. CV2019-002389 and Dutrisac v. Sanghi, et al., Case No. CV2021-012459. Microchip is named as a nominal defendant in the actions. The actions allege various claims, including breach of fiduciary duty claims, relating to Microchip’s acquisition of Microsemi Corporation. The actions were settled pursuant to a Stipulation of Settlement (the “Stipulation”), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the Court’s order granting preliminary approval of the settlement, Microchip is filing the Stipulation and Notice of Proposed Settlement of Stockholder Derivative Action (“Notice”) as an exhibit to this Form 8-K, publishing a summary of the Notice in Investor’s Business Daily and posting the Notice and Stipulation on its website at www.microchip.com/en-us/about/investors. This website address is included for reference only. The information contained on Microchip’s website is not incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Notice of Proposed Stockholder Derivative Settlement and Stipulation of Settlement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: April 14, 2023	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)